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                                                               Exhibit 11


CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Registration Statement (Form N-1A) of the Builders ProLoan Fund, Inc. filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-30221) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8273) of our report dated October 13, 1997 on the Statement of Assets and Liabilities of Builders ProLoan Fund, Inc. and to the reference to us under the caption "Management and Administration of the Fund--Independent Auditors" in the prospectus, and to the reference to us under the captions "Independent Auditors" in the Statement of Additional Information.



St. Louis, Missouri                       /s/ Deloitte & Touche LLP
October 13, 1997                          -------------------------
                                          DELOITTE & TOUCHE LLP